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                                  EXHIBIT 10.2

                          PROPERTY MANAGEMENT AGREEMENT



Dated:

Between:

And:           Territorial Inns Management Company Inc., an Oregon Corporation


________________________ (hereinafter referred to as "Owner") is the owner of the _________________________________________ (hereinafter referred to as
"Property"). References to "Owner" in this agreement recognizes the owner as with whom this agreement is made.

Territorial Inns Inc. (hereinafter referred to as "Manager") is a management company whose stockholders are in the business of owning and operating motels.

Whereas, the Owner desires to employ the Manager for the management of the Property, and the Manager is willing to accept such employment subject to the terms and conditions hereinafter set forth;

Now Therefore, in consideration of the foregoing and of the terms and conditions hereinafter set forth, the Manager and the Owner hereby agree to the following:

        1. Employment of the Manager. The Owner hereby employs the Manager to act as the general operating manager of the Property, and grants to the Manager the authority to direct, supervise, and manage the operation of the property on behalf of the Owner and for the owner's account, in conjunction with the Owner's board of directors.

        2. Term of Agreement The term of this agreement shall be from ________________ until ____________________.

        3. Management Fee. The management fee paid by the Owner to the Manager each month shall be __% of the gross room revenue of the Property for the immediately preceding month. Fees are to be paid after debt service and operating expenses but before Owner's draws. Management fees will accrue in any event. Management fees are to be paid monthly and are due by the 5th day of the month based on the revenues of the preceding month.

        4. Ownership of Property, Description. The Owner owns the property and agrees to provide all equipment, furniture, fixtures, inventory, and other personal property appurtenant to and necessary for the operation of the lodging facility and restaurant.

        5. Manager's Duties. During the term of this agreement , the Manager shall use it's best efforts in the management and operation of the business, services and sales of the Property. The Manager's right to manage and operate the Property shall be exclusive to the Manager except that the Manager shall be subject to policy and procedures approval by the Owner's board of directors. In


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pursuance of the foregoing, the Manager shall have the following duties and perform the following services:

        5.1 Use its best efforts and due diligence in the renting of all rooms and facilities to desirable guests and tenants.

        5.2 Receive, consider, and handle the complaints of all tenants, guests, or users of any of the services of the facilities of the property.

        5.3 Establish and maintain price and rate schedules for all services and facilities of every kind or nature connected with the operation of the Property and to collect all receipts and income derived from the same.

        5.4 Hire, promote, discharge, and in all other ways supervise the work of all employees and staff connected with the property pursuant to paragraph 12 below.

        5.5 Establish and maintain an accounting system for the purpose of bookkeeping, cost control, budget, payroll records, all reports and taxes incident thereto, and such other accounting and clerical services as are necessary for the proper management of the Property.

        5.6 Pay in the Owners name all labor expenses at property and maintain payroll records.

        5.7 Enter into contracts in the name of and at the expense of the Owner for the furnishings to the Property of electricity, gas, water, steam, telephone, cleaning, pest control, elevator and boiler maintenance, air conditioning maintenance, television maintenance, and for any other utilities or services which the Manager determines are necessary and proper to conduct the business at the Property.

        5.8 With prior consent of the Owner, arrange of the making or installing, at Owner's expense and in the name of the Owner, of alterations, repairs, maintenance, replacements, equipment, or the installation and the purchasing of materials and supplies incidental to the property.

        5.9 Keep and maintain such accounts of deposit in a banking institution(s), pursuant to paragraph 6 below, as the Manager deems appropriate for the orderly control of all funds and monies received by the Manager for or on behalf of the Owner, with the Owner's approval in connection with the business of the property.

        5.10 Generally do all things and take all actions which the Manager, in its sole discretion, deems necessary or appropriate for the operation and management of the Property within the terms of this agreement.

Owner's board of directors reserve the following management rights without obligation to Manager:

        5.11 To ask for reports on and review the complaints of tenants, guests, or users of any of the services or facilities of the property and make suggestions to the Manager for handling the complaints.

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        5.12 Review the bookkeeping system.

        5.13 Review requests for alterations, repairs, maintenance, replacements, equipment, or the installation and the purchasing of materials and supplies incidental to the operation of the property.

        5.14 Review bank accounts, receipts and deposits.

        5.15 Review all contracts, expenditures, payments and disbursements approved by the Manager.

        5.16 Review periodic reports required under paragraph 11.

        5.17 Make periodic inspections of the property pursuant to paragraph 18.

        6. Deposit of Funds/Books of Account. Subject to the terms and conditions of this agreement, all revenues from Property operation shall be deposited in one or more accounts established by the Owner. Accounts shall be maintained exclusively for the benefit of Owner and not commingled with any of Manager's funds.

        7. Expenditures. Out of such accounts, Owner will pay for all obligations and expenditures properly incurred for and on the account of the property, including Manager's compensation and expense reimbursement, insurance premiums, taxes, and expenses for supplies, repairs, maintenance and improvements.

        8. Business Name. The business name shall be conducted under the name of the _________________.

        9. Advertising. The Manager shall arrange and contract for, at the Owner's expense, all advertising and promotion which the Manager may deem necessary for the operation of the property, not to exceed $10,000 (plus billboard advertising) annually without the Owner's written consent. If any advertising is done in conjunction with advertising of other lodging establishments owned or managed by the Manager, the cost of such advertising shall be prorated among the various businesses and properties benefited.

        10. Credit Cards. The Owner authorizes the Manager to accept such credit cards as the Manager may determined from time to time and establish and maintain an appropriate credit card billing system.

        11. Books of Account. Owner shall keep and maintain the Property's book of account in accordance with GAAP so as to properly reflect the Property's receipts and disbursements.

        12. Employees. The Manager shall hire, promote, discharge, and supervise the work of the executive staff, including a general manager, assistant managers, department heads, auditors, accountants and the like. Through such executive staff, the Manager the Manager shall supervise the hiring, promotion, discharge and work of all other operating and service employees performing services in or about the property, all in the name of the Owner's payroll. The Manager shall not be liable to any employees for their wages or compensation, nor to the Owner or others for any act or omission of the

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part of such employees. The Manager will properly file in a timely manner all operational reports for payroll, taxes and insurance. In the event that the Manager pays any employee from it's own funds, it will be reimbursed, in full, by Owner. The Manager may, with the Owner's approval, assign one or more of the Manager's employees to the property on a temporary basis, in which event the Owner agrees to reimburse the Manager for all the actual expenses of that employee, including salary, transportation to and from the Property and for all room and board of such employee while at the Property.

        13. Legal Action The Manager may institute , in it's own name or in the name of the Owner, at the expense of the Owner, with Owner's approval, any necessary legal action or proceedings to collect charges, rent or other income from the property or oust or dispossess guests, tenants, or other persons in possession, or to cancel or terminate any tenancy. The Manager may, but shall not be required to, pursue or defend any other legal actions or proceedings in any way connected with the operations of business of the property.

        14. Licenses. The Owner owns or possesses all necessary licenses and permits required for the operation of the Property. At it's own expense, the Owner will keep all such necessary licenses and permits in full force and effect during the term of this agreement, and agrees to execute and deliver all applications necessary to keep such permits and licenses current.

        15. Insurance. The Owner shall obtain and the Manager shall maintain at Owner's expense, through companies agreed upon by parties hereto, such policies of insurance, including but not limited to public and employer's liability, workman's compensation, fire and extended coverage, liability and such other customary insurance as the Manager deems necessary for the protection of the interests of the Property, the Owner and the Manager. All policies of insurance shall name the Owner and the Manager and such other parties as may be required by the provisions of any mortgage as the insured thereunder as their respective interests may appear.

        16. Debt Service and Ad valorem Taxes. From Owner funds, Manager shall make all payments of real and personal property taxes and principal and interest on notes, mortgages, contracts, and capital leases. Evidence of payment shall be submitted to the Owner upon request.

        17. Compliance with Laws and Regulations. The Manager and the Owner agree that each shall make all reasonable efforts, but only at the Owner's expense, to comply with all applicable laws, rules, regulations, requirements, and ordinances of any federal, state or municipal authority, and the requirements of any insurance companies covering any of the risks against which the property is insured. The Owner agrees to keep in full force and effect any franchise or licensing agreements relating to the business of the Property, and the Manager agrees to operate the Property in keeping with such franchise or licensing agreement.

        18. Inspection by Owner. The Manager shall accord to the Owner and it's duly authorized agents the right to enter upon any part of the Property at all reasonable times for the purpose of examining or inspecting the Property, it's records or its operation or for any other purpose which Owner, in it's discretion, shall deem advisable.

        19. Owner's Credit. The Manager shall not pledge the Owner's credit without the Owner's prior consent except as may be in keeping with the terms and scope of this agreement. The Manager shall not, in the name of the Owner, borrow any money or execute any promissory note or other encumbrance without the prior consent of the Owner.

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        20. Travel Expense. Parties hereto agree that expenses of travel to and from the property that is made by Management personnel and appointees for the purpose of management business shall be paid by owner within 30 days from completion of travel.

        21. Liability/Indemnity. The Manager shall not be liable to Owner or to any other person for any act or omission, negligent, tortious, or otherwise, of the Manager or any agent or employee of the Manager or the Owner in the performance of this agreement, except only in the case of fraud or gross negligence of the Manager. The Owner hereby agrees to indemnify and hold harmless the Manager from and against any liability, loss, damage, cost or expense, (including attorney's fees) which might be incurred by or maintained against the Manager by reason of any such act or omission, or from any other cause arising out of the Manager's association with the Property.

        23. Termination. Either party may terminate this agreement by giving 60 days notice of such termination to the other party. Such notices shall be in written form and delivered to the other party at the following addresses:

___________________________________________________Owner

___________________________________________________Manager

        24. Applicable Law. This agreement shall be governed by and construed pursuant to the laws of the State of Texas.

        25. Amendment. This agreement shall not be changed, amended or otherwise modified except by another agreement in writing signed by Owner and Manager.

        26. Assignment, Binding Effect. This agreement may not be assigned by either party without the prior consent of the other party. This agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and permitted assigns.

        27. Supplemental Schedule. The Supplemental Schedule attached to this agreement shall be deemed to be a part of this agreement for all purposes.

Agreed to and dated this_______day of ________, 199________

Manager                                     Owner

Territorial Inns Management Company Inc.

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                              SUPPLEMENTAL SCHEDULE

        This Supplemental Schedule is attached to the Territorial Inns Management Co Inc. contract dated_________________________and is to be a part thereof for all purposes.

Owner
       -----------------------------------------
Address
       -----------------------------------------
Name of Property
                --------------------------------
Address of Property
                   -----------------------------
Term of Agreement:

Banking Institution for Owner's account (s)
                                           ------
Minimum working funds balance in Manager's Accounts $

Management Fee: The Management fee to be paid to the Manager each month shall be ____ of the gross room revenue, as defined in the Management Contract.

Manager:                                       Owner
        ---------------------------                  ---------------------------


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                         SCHEDULE OF TERMS OF AGREEMENTS
           UNDER FORM OF PROPERTY MANAGEMENT AGREEMENT (EXHIBIT 10.2)

(1)     Nendels Inn, Kennewick, WA

        Effective date:  January 1, 1994
        Term:  Terminable upon 60 days written notice
        Management Fee:  2.5% of gross room revenue

(2)     Colonial Motor Inn, Yakima, WA

        Effective date:  January 1, 1994
        Term:  January 1, 1994 to December 31, 1999
        Management Fee:  5% of gross room revenue

(3)     Village Inn, Cotulla, TX

        Effective date: June 14, 1994
        Term:  June 14, 1994 to December 31, 1999
        Management Fee:  5% of gross room revenue

(4)     Nendels Inn, Dodge City, KS

        Effective Date:  April 29, 1996
        Term:  5 years commencing April 29, 1996
        Management Fee:  5% of gross room revenue
        Additional provisions:

        Additional paragraph in Section 3:

        If the Property has a food and/or beverage operation, and the Owner wishes to retain the Manager to conduct the operation of that business, the management fee shall be calculated at the rate of 3% of the gross food sales and 3% of the gross beverage sales. If the Owner has leased such an operation to a third party, then the Manager shall receive 3% of the lease amount monthly.

        Property Rehabilitation:

        If requested, the Manager agrees to plan, arrange for, order and oversee installation of capital expense and rehabilitation at the property in the amount of $50,000. per year. This service shall be included in the management fee agreed to in separate paragraph of this agreement. If such expenses exceed $50,000 in any given year the Manager will then be paid 3% of the cost of any amount over $50,000. If additional staff is needed for such installation, Owner agrees to pay salary and expenses over and above the 3% named above.





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